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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-19469) pertaining to the 1996 Employee Stock Purchase Plan, the Registration Statement on Form S-8 (File No. 333-25369) pertaining to the 1996 Director Stock Option Plan and the Registration Statement on Form S-8 (File No. 333-25371) pertaining to the Amended and Restated 1994 Equity Incentive Plan of ArQule, Inc., of our report dated February 9, 1998, except as to the last paragraph of Note 2 which is as of April 17, 1998, appearing on page 21 on this Form 10-K.




PRICE WATERHOUSE LLP

Boston, Massachusetts
April 17, 1998


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